Notice of Annual Meeting of Shareholders


    Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Mallon Resources Corporation (the "Company") will be held in the Crystal Ballroom of the Embassy Suites Downtown Denver Hotel, 1881 Curtis Street, Denver, Colorado, at 9:00 a.m. local time, on Tuesday, July 18, 2000, for the following purposes:

    (I)   To elect Directors of the Company; and

    (II) To transact such other business as may properly come before the Meeting.

    Only holders of common stock of record at the close of business on June 2, 2000, are entitled to notice of and to vote at the Meeting.

    By Order of the Board of Directors,

    Roy K. Ross
    Corporate Secretary


All shareholders are cordially invited to attend the Meeting. All shareholders, whether or not they expect to attend the Meeting in person, are requested to complete, date, sign and return the enclosed Proxy Card in the enclosed envelope. Should you attend the Meeting, you may, if you choose to, vote in person, even though you may have previously submitted a Proxy Card.

                         Mallon Resources Corporation
                         999 18th Street, Suite 1700
                           Denver, Colorado  80202
                              _______________

                              Proxy Statement
                                    for
                       Annual Meeting of Shareholders
                                  To Be Held
                           Tuesday, July 18, 2000

                             General Information

    This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallon Resources Corporation (the "Company") to be used at the Company's Annual Meeting of Shareholders (the "Meeting") to be held in the Crystal Ballroom of the Embassy Suites Downtown Denver Hotel, 1881 Curtis Street, Denver, Colorado, on Tuesday, July 18, 2000, at 9:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This statement was sent to shareholders on or about June 7, 2000.

    The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the Meeting, will be voted in favor of the proposals to be considered at the Meeting, unless such Proxy specifies otherwise or the authority to vote on the election of directors has been withheld. A Proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Company or by executing a Proxy bearing a later date. Shareholders may vote their shares in person if they attend the meeting, even if they have previously executed and returned a Proxy.

    The only matter planned to be brought before the Meeting is the election of directors to serve for the ensuing year.

    Only shareholders of record at the close of business on June 2, 2000, will be entitled to vote at the Meeting. On that date, there were issued and outstanding 7,840,700 shares of the Company's $0.01 par value common stock ("Common Stock"), entitled to one vote per share. Cumulative voting is not allowed in the election of directors or for any other purpose. One-third of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. The vote of a majority of a quorum is needed to pass a proposal.

    At the Meeting, members of senior management will speak and there will be a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Company. Management knows of no other matters to be brought before the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the solicited Proxy to vote such Proxy in accordance with their judgment. No compensation will be paid to any person in connection with solicitation of Proxies. Brokers and others will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in forwarding solicitation materials to beneficial owners of the Common Stock. Special solicitation of Proxies may in certain instances be made personally or by telephone by officers and employees of the Company and by regular employees of certain banking and brokerage houses. All expenses in connection with this solicitation will be borne by the Company.

                      Proposal I:  Election of Directors

General

    The Company's Bylaws provide that the size of the Board of Directors can be as few as three or as many as fifteen. The number of directors may be changed from time to time by resolution of the Board of Directors or the shareholders. The size of the Board of Directors is presently seven members. Accordingly, management will nominate seven persons for election to the Board. Directors are elected annually for one-year terms.

    It is the recommendation of management that the seven nominees named below be elected to the Board of Directors for the coming year, and until their successors have been duly elected and qualified. Unless authority is withheld, the shares represented by your Proxy will be voted for their election. No Proxy will be voted for more than seven nominees. Unless your Proxy withholds authority to do so, if any nominee elects not to serve or is unable to serve for any reason, your Proxy will be voted for an alternative nominee to be designated by management to replace such nominee. The Board of Directors has no reason to expect that any nominee will be unable to serve. There is no arrangement between any of the nominees or officers and any other person or persons pursuant to which he was or is to be selected as a director, nominee or officer, nor is there any family relationship between or among any nominees or officers. To the best knowledge of the Company, none of the nominees have been involved in any material legal proceedings during the past five years.

Nominees

    Nominees for the Board of Directors are:


                                                                                               Period of Service
Name                        Age   Title(s)                                                       as Director
George O. Mallon, Jr.       55   Director, Chairman of the Board,President and
                                 Chief Executive Officer                                         Since 1988

Kevin M. Fitzgerald         45   Director, Executive Vice President and Chief Operating Officer  Since 1988

Roy K. Ross                 49   Director, Executive Vice President, General Counsel, and
                                 Secretary                                                       Since 1992

Frank Douglass              66   Director                                                        Since 1988

Roger R. Mitchell           67   Director                                                        Since 1990

Francis J. Reinhardt, Jr.   70   Director                                                        Since 1994

Peter H. Blum               42   Director                                                        Since 1998


Principal Occupations
    A brief description of the business experience of each nominee for re-election as a director is set forth in the Company's 1999 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Meetings and Committees of the Board; Board Compensation

    The business and affairs of the Company are under the direction of the Board of Directors. For the period April 1999 through March 2000, the Board of Directors held four formal meetings and acted by written consent on numerous occasions. Each director who is standing for re-election attended all of the meetings, either in person or by means of a telephone conference connection, and all directors participated in all of the written consents. Directors who are not also members of management are paid $2,000 for each meeting they attend. Board members are also reimbursed for reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board. In January 2000, the current non-management members of the Board were each granted options to purchase 4,000 shares of Common Stock at an exercise price of $0.01 per share. These options vest in increments in 2000, 2001 and 2002.

    The Company's Board of Directors has three committees, the Audit Committee, the Compensation Committee, and the Nominating Committee. The Board has assigned certain advisory authority to each committee, but the decision-making and management responsibilities of the Company remain with the full Board. The Audit Committee of the Board, which held one meeting during the last year, is comprised of Messrs. Douglass, Mitchell and Reinhardt. The Audit Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. The Company's independent auditors have unrestricted direct access to the Audit Committee members. The Compensation Committee of the Board, which held one formal meeting and acted by unanimous written consent on several occasions during the last year, is currently comprised of Messrs. Douglass, Reinhardt and Blum. The Compensation Committee has submitted the report that appears below. The Nominating Committee, which considers nominees for election to the Board, is comprised of Messrs. Mallon and Reinhardt.

Compensation Committee Report

    The Company's Board of Directors established the Compensation Committee (the "Committee") to propose, subject to Board ratification, equity and cash compensation of executive officers and equity compensation for all employees. The Committee's philosophy is that, in light of the Company's relatively small size, employee compensation (including salary, bonus and equity-based compensation) should be somewhat below the mid-point of industry standards. The Committee believes that equity compensation -- in the form of stock options - can be an appropriate incentive for selected employees, including executive officers, and can serve to align the interests of the employees, executive officers and shareholders. In 1997, the Company engaged the services of an expert in compensation matters to conduct a survey of compensation practices in the oil and gas industry and to advise the Company with respect thereto.

    Cash Compensation. The Committee's cash compensation objective is to establish an acceptable pay scale for employees. The executive officers of the Company are considered in this planning in the same manner as all other employees. Each year, all employees, including the executive officers, are evaluated by their managers (or in the case of the Chief Executive Officer, by the Committee) and may receive salary adjustments based upon their performance.

    Equity Compensation. Historically, the Company has not used equity compensation as a component of employee compensation packages as widely as is common in the industry. After the Company's 1997 Equity Participation Plan (the "Plan") was ratified by the shareholders at 1997's annual meeting, the

Committee made limited equity compensation awards as part of its compensation decisions. All employees are eligible for awards under the Plan. The Plan was designed to provide: (a) a method to both attract and retain high caliber talent over the long term, (b) an opportunity for selected employees to share in the long term success of the Company, (c) an ownership interest in the Company's success, and (d) recognition of individual contributions.

    Bonus Compensation. The Company maintains a "Bonus Pool" comprised of an amount of cash equal to 1.3% of the Company's gross revenue, as adjusted. Quarterly, the money accumulated in the pool is paid out as cash bonuses to the employees of the Company. The Chief Executive Officer proposes the amounts to be paid to each employee, including himself, based upon his judgment of their relative contributions to the success of the Company over the quarter for which the bonus is being paid. His determinations are subject to review by the Committee.

    Chief Executive Officer. Mr. Mallon's compensation arrangements with the Company are contained in an employment contract entered into in January 2000. That contract is for a 36 month period, which, until December 31, 2002, will be automatically extended each month for an additional month, unless the Company earlier elects not to extend the contract. The contract establishes Mr. Mallon's annual base salary at $175,000. Mr. Mallon has also been granted options under the Plan to purchase shares of Common Stock. Mr. Mallon's performance as Chief Executive Officer and President is subject to review by the Committee annually, which review may result in adjustments to his compensation package.

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

Executive Compensation

    Certain information regarding compensation awarded to, earned by or paid by the Company for services rendered for the year ended December 31, 1999 to the Company's chief executive officer and the four other most highly compensated individuals whose total compensation, exceeded $100,000 for such year is set forth in the Company's 1999 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Certain Relationships and Related Transactions

    Information regarding certain relationships and transactions involving the Company certain of the officers and directors of the Company is set forth in the Company's 1999 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Stock Ownership

    Information concerning the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to own of record or beneficially more than 5% of the Company's outstanding Common Stock; (ii) the Company's chief executive officer (Mr. Mallon); (iii) each of the Company's Directors and nominees, and (iv) all Directors and Officers as a group is set forth in the Company's 1999 Annual Report to Shareholders, a copy of which has been enclosed with this Proxy Statement.

Annual Report and Financial Statements

    You are referred to the Company's 1999 Annual Report to Shareholders, a copy of which has been enclosed herewith. The Annual Report is not incorporated in the Proxy Statement and is not to be considered part of the soliciting material.

Comparative Performance Graph

    The following line graph reflects the performance of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) the Standard Industrial Classification ("SIC") Index for SIC Code 131 (which includes crude petroleum and natural gas companies). The graph assumes $100 was invested on December 31, 1994 in the Company's Common Stock and in each of the other indices. The graph also assumes the reinvestment of all dividends. Stock price performance shown on the graph is not necessarily indicative of future price performance

    Mallon Resources Corporation
    Comparison of Cumulative Total Return
                               1994  1995     1996     1997     1998     1999
Mallon Resources Corporation   100    75      112.5    103.13    85.94    74.22
SIC Code Index                 100   109.98   146.24   148.22   118.73   145.03
Nasdaq Market Index            100   129.71   161.18   197.16   278.08   490.46

Submission of Shareholder Proposals

    Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of the Company at 999 18th Street, Suite 1700, Denver, Colorado 80202, and must be received by March 1, 2001.

Compliance with Securities Transaction Reporting Requirements

    Pursuant to Section 16(a) of the Securities Exchange Act 1934, certain individuals and entities are required to periodically file reports with the Securities and Exchange Commission in which they disclose information concerning their transactions involving the Company's securities. To the Company's knowledge, based solely on review of copies of such reports submitted to the Company, during the year ended December 31, 1999, no individual or entity known to the Company to be subject to the reporting requirements of
Section 16(a) failed to satisfy those requirements in a timely fashion.

                                           By Order of the Board of Directors,


                                             /s/ Roy K. Ross

                                           Roy K. Ross
                                           Corporate Secretary

Dated:  June 7, 2000

PROXY CARD
Annual Meeting of Shareholders - July 18, 2000

The undersigned shareholder of Mallon Resources Corporation (the "Company") acknowledges receipt of notice of the Company's Annual Meeting of Shareholders to be held in Denver, Colorado, on Tuesday, July 18, 2000, and hereby appoints Alfonso R. Lopez and Carol Naranjo, or either of them, with the power of substitution, as attorneys and proxies to represent and vote, as designated below, all the shares of the Company's Common Stock held of record by the undersigned on June 2, 2000, at the Annual Meeting, or any adjournment thereof, as follows:

I.  ELECTION OF DIRECTORS:

    [ ] FOR ALL NOMINEES LISTED BELOW
        (Except as marked to the contrary below)
    [ ] WITHHOLD AUTHORITY to vote for all nominees below

     George O. Mallon, Jr.     Kevin M. Fitzgerald
     Roy K. Ross               Roger R. Mitchell
     Frank Douglass            Frances J. Reinhardt, Jr.
     Peter H. Blum

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through that nominee's name).

II. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed and delivered will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals.

Dated __________________, 2000

Please sign below exactly as your name appears on the stock certificate(s). When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


_________________________________
Signature


_________________________________
Signature (if held jointly)

_________________________________
Printed name, as it appears on stock certificate(s)


_________________________________
Printed name of joint tenant, as it appears on stock certificate(s)

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE